UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2013

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2013, InVivo Therapeutics Holdings Corp. (the “Company”) appointed Steven F. McAllister as Interim Chief Financial Officer of the Company, commencing December 31, 2013. Mr. McAllister, 55, most recently served as Vice President, Finance and Administration, for Biomet Spine and Bone Healing Technologies from 2007 to 2013. Prior to Biomet, Mr. McAllister served in several capacities, including Director of Finance, Worldwide Operations, for Depuy, Inc. from 1999 to 2007. Prior to Depuy, he worked in several capacities at Howmedica, Inc., a Pfizer subsidiary that was sold to Stryker Corp. in 1998.

In connection with his appointment, Mr. McAllister and the Company entered into an employment agreement pursuant to which Mr. McAllister agreed to serve as interim Chief Financial Officer, for a term commencing on December 31, 2013 and ending on April 30, 2014, which term may be extended upon mutual agreement of the Company and Mr. McAllister. In addition, the Company may choose to convert the role from an interim position to a permanent position.

Mr. McAllister will receive a salary at an annual rate of $260,000. Mr. McAllister is eligible to receive benefits to the same extent as provided to other senior management employees, including medical and dental benefits. In addition, at the end of the agreement term, subject to his performance of specified objectives, Mr. McAllister will receive a cash bonus equal to 50% of his total salary due under the full term of the Agreement, except that he shall not be eligible to receive the bonus if (i) the Company terminates the employment agreement as a result of a material breach by Mr. McAllister or (ii) Mr. McAllister terminates the employment agreement for any reason. If Mr. McAllister’s employment is terminated prior to the end of its term (other than by the Company as a result of a material breach by Mr. McAllister or by Mr. McAllister for any reason), Mr. McAllister will receive a lump-sum payment equal to his remaining salary through the agreement term and the cash bonus, to the extent eligible.

If the Company chooses to convert the role from an interim position to a permanent position, then (i) the Company will grant Mr. McAllister an option to purchase 150,000 shares of the Company’s common stock, (ii) all bonus payments made in 2015 and subsequent years will be determined based on the provisions of the bonus plan governing executive bonuses at that time, except that the target bonus will remain at 50% of annual salary, and (iii) Mr. McAllister’s salary will be reviewed annually and will be adjusted upward (but not downward without his consent) no less frequently than annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: December 17, 2013	By:	/s/ Michael J. Astrue
Michael J. Astrue
Interim Chief Executive Officer